UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

October 11, 2005

(Date of earliest event reported)

COMMERCIAL CAPITAL BANCORP, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-50126	33-0865080
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

8105 Irvine Center Drive, 15th Floor, Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

(949) 585-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Item 8.01 Other Events.

On October 11, 2005, Commercial Capital Bancorp, Inc. (the “Company”), (NASDAQ: “CCBI”), announced by press release that North American Exchange Company (“NAEC”), one of the Company’s 1031 exchange accommodators, has further expanded its national presence by hiring two new Business Development Managers and entering the North and South Carolina markets, markets that are key to NAEC’s core growth strategy. Jason Gillespie will be based in Charlotte and serve as Business Development Manager for NAEC in the Carolinas. Mark Nierenberg will be based in Denver and serve as the Colorado Business Development Manager for NAEC.

The press release is attached hereto as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	The following exhibit is included with this report:

Exhibit 99.1 Press release dated October 11, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMERCIAL CAPITAL BANCORP, INC.

By:	/s/ Stephen H. Gordon
Stephen H. Gordon
Chairman of the Board and
Chief Executive Officer

Date: October 11, 2005